UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    March 27, 2012
OSI RESTAURANT PARTNERS, LLC
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective March 27, 2012, three sister companies of OSI Restaurant Partners, LLC (“we”, “us”, “our” or the “Company”) entered into a new commercial mortgage-backed securities loan (the “2012 CMBS Loan”). The 2012 CMBS Loan comprises a first mortgage loan collateralized by 261 restaurant properties, and two mezzanine loans. The sister companies are indirect wholly owned subsidiaries of Kangaroo Holdings, Inc., our indirect parent.

In connection with the 2012 CMBS Loan, on March 27, 2012, our subsidiary, Private Restaurant Master Lessee, LLC (“Lessee”), entered into an Amended and Restated Master Lease Agreement (the “Master Lease”) with New Private Restaurant Properties, LLC (“New PRP”), the landlord under the Master Lease and the borrower under the first mortgage loan portion of the 2012 CMBS Loan. The Master Lease amends and restates in its entirety the original Master Lease Agreement, dated June 14, 2007, between Lessee and Private Restaurant Properties, LLC. Pursuant to the Master Lease, Lessee leased 261 properties from New PRP. The term of the Master Lease expires on March 26, 2027. The Master Lease is a triple net lease and provides for fixed monthly payments by Lessee of an aggregate base rent for all of the properties subject to the Master Lease, plus additional amounts for taxes, insurance premiums, utilities and certain additional items. Annual base rent for the first five years of the Master Lease is $54,483,373, but increases by 10% after five years and again after 10 years. Late charges will accrue on the base rent if it is not paid when due, and will accrue on additional charges if they are not paid within five days of the due date.

The Master Lease contains various terms and conditions related to subleasing of properties from the Master Lease, insurance, casualty and condemnation, and other matters customary for a lease of this type. Lessee also is subject to customary affirmative and negative covenants and events of default. In addition, certain significant changes or events with respect to our ownership and organization are not permitted. Among other remedies, New PRP or the mortgage lender under the 2012 CMBS Loan will have the right to terminate the Master Lease during an event of default under the Master Lease. The Master Lease also requires Lessee, in the event of a termination of the Master Lease or rejection of the Master Lease in a bankruptcy proceeding, to provide certain transition services to the landlord under the Master Lease in respect of the properties subject to the Master Lease for a limited time following such event.

The Master Lease provides that Lessee is obligated to indemnify New PRP, its lenders, and related persons for various losses relating to the properties and our use thereof and for Lessee's non-compliance with the Master Lease.

In connection with the Master Lease, we entered into an Amended and Restated Guaranty, dated March 27, 2012, in favor of New PRP pursuant to which we guaranteed the payment, performance and observance of Lessee's obligations under the Master Lease.

We and Lessee also entered into (a) customary environmental indemnities with the lenders under the 2012 CMBS Loan providing for indemnification of the lenders with respect to certain environmental matters and (b) a customary subordination, non-disturbance and attornment agreement with the lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI RESTAURANT PARTNERS, LLC
(Registrant)

Date:	April 2, 2012	By:	/s/ Dirk A. Montgomery
Dirk A. Montgomery
Chief Financial Officer

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